Exhibit 2(e)


     GUARANTY AGREEMENT dated as of July 6, 2000, by Electronic Retailing Systems International, Inc., a corporation duly organized and validly existing under the laws of the State of Connecticut (collectively, with each additional guarantor becoming a party hereto in the manner hereinafter set forth, hereinafter referred to as the "Subsidiary Guarantor") and wholly-owned subsidiary of Electronic Retailing Systems International, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Maker"), for the benefit of the holders of the Notes hereinafter identified (as such holders may from time to time be constituted, hereinafter referred to as the "Holders").

                      W I T N E S S E T H:

     WHEREAS, the Holders have, respectively, acquired or hold the Maker's 10% Guaranteed Secured Promissory Notes in the original aggregate principal amount of approximately $5,000,000 (together with all further promissory notes subsequently issued pursuant thereto on account of interest thereunder, and any additional notes executed and delivered by the Maker in exchange or replacement of such notes, respectively, hereinafter referred to as the "10% Notes"), and the Maker's 8% Guaranteed Secured Promissory Notes in the original aggregate principal amount of approximately $5,000,000 (together with all further promissory notes subsequently issued pursuant thereto on account of interest thereunder, and any additional notes executed and delivered by the Maker in exchange or replacement of such notes, respectively, hereinafter referred to as the "8% Notes" and, together with the 10% Notes, hereinafter referred to as the "Notes"); and

     WHEREAS, the business of the Subsidiary Guarantor is a part of an integrated and coordinated enterprise conducted through the Maker and the Subsidiary Guarantor, for the convenience, economic advantage and greater profit of the integrated and coordinated enterprise represented by the Maker and the Subsidiary Guarantor; and the Subsidiary Guarantor will derive substantial direct and indirect economic benefit from the issuance and delivery of the Notes;

     NOW, THEREFORE, in order to induce the Holders to acquire the Notes, and in exchange for other valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Subsidiary Guarantor, the Subsidiary Guarantor does hereby covenant and agree as follows:

     SECTION 1. Guarantee of Obligations.

     1.1 Effective from and after the date hereof, the Subsidiary Guarantor hereby unconditionally guarantees (i) the due and punctual payment of principal of and interest on, and all other
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amounts pursuant to, the Notes, and each of them, when due, whether at maturity, by acceleration, by notice of prepayment, by offer to purchase or otherwise, and all other monetary obligations of the Maker to the Holders, and each of them, incurred pursuant to the Notes, and each of them, and (ii) due and punctual the performance and observance of all other terms, covenants, conditions, obligations and provisions to be performed, paid or observed by the Maker to the Holders, and each of them, under the Notes and the Security Agreement (as defined in the Notes), and each of them (all the foregoing hereinafter, collectively, referred to as the "Guaranteed Obligations"). To the fullest extent permitted by law, the Subsidiary Guarantor further agrees that the Guaranteed Obligations may be increased, modified, amended, extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty Agreement notwithstanding any increase, modification, amendment, extension or renewal of any Guaranteed Obligation.

     1.2 To the fullest extent permitted by law, the Subsidiary Guarantor waives (i) presentation to, demand of payment from, and protest to, the Maker of any of the Guaranteed Obligations, (ii) acceptance and notice of acceptance of this Guaranty Agreement,
(iii) notice of protest for non-payment or non-performance, or of any demand for payment and notice of default or non-payment or non-performance as to any Guaranteed Obligation, (iv) any present or future duty of the Holders to disclose material information regarding the Maker and/or the Guaranteed Obligations, (v) notice of foreclosure by the Holders, or any of them, or any agent acting on their behalf, on any security held for the Guaranteed Obligations, or any of them, (vi) all other notices to which the Subsidiary Guarantor might otherwise be entitled in connection with this Guaranty Agreement and (vii) any right of subrogation, reimbursement or indemnity whatsoever and any right of recourse to or with respect to any assets or properties of the Maker even upon payment in full of the Guaranteed Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (i) the failure of the Holders, or any of them, to assert any claim or demand or to enforce any right or remedy against the Maker under the provisions of the Notes, the Security Agreement or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Notes, the Security Agreement or any other agreement; (iv) the creation, release of, or failure to perfect any security held by the Holders, or any of them, or any agent acting on their behalf, for the Guaranteed Obligations, or any of them; (v) the failure of the Holders, or any of them, or any agent acting on their behalf, to exercise any right or remedy against any other guarantor or obligor in respect of any of the Guaranteed Obligations; (vi) the failure of the Holders, or any of them, or any agent acting on their behalf, to file a claim in any bankruptcy or reorganization proceedings with respect to the Maker or any other failure to collect the Guaranteed Obligations, or any
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of them, from the Maker; (vii) the running of any applicable statute of limitations with respect to the Guaranteed Obligations or any portion thereof; or (viii) any other action or failure to take action by the Holders, or any of them, or any agent acting on their behalf, which under applicable law would act to release the Maker or the Subsidiary Guarantor regarding the Guaranteed Obligations.

     1.3 The Subsidiary Guarantor further agrees that this Guaranty Agreement constitutes a guarantee of payment when due and not merely of collection, and, to the fullest extent permitted by law, waives any right to require that any resort be had by the Holders, or any of them, or any agent acting on their behalf, to any security held for payment of the Guaranteed Obligations or to any balance any deposit account or credit on the books of the Holders, or any of them, or any agent acting on their behalf, in favor of the Maker or any other person.

     1.4 To the fullest extent permitted by law, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, discharge, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, discharge, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor hereunder, to the fullest extent permitted by law, shall not be discharged or impaired or otherwise affected by the failure of the Holders, or any of them, to assert any claim or demand or to enforce any remedy under the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity, including, without limitation, any discharge of the Guaranteed Obligations upon bankruptcy or reorganization of the Maker.

     1.5 The Subsidiary Guarantor further agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Holders, or any of them, upon the bankruptcy or reorganization of the Maker or otherwise.

     1.6 In furtherance of the foregoing and not in limitation of any other right which the Holders, or any of them, may have at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Maker to pay or perform any Guaranteed
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Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment, after offer to purchase (or failure to make a required offer to purchase) or otherwise, the Subsidiary Guarantor hereby promises to and will forthwith pay or perform, or cause to be paid or performed, to the Holders, and each of them, in cash the amount of such unpaid or unperformed Guaranteed Obligations.

     SECTION 2. Consolidation, Merger or Disposition of Assets. The Subsidiary Guarantor shall not consolidate with, merge into, or sell or otherwise dispose of all or substantially all its properties as an entirety to, any individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity unless:

          (a) the successor formed by or resulting from such consolidation or merger or to which such sale or other disposition shall have been made shall be a corporation organized under the laws of the United States of America or any State, district or territory thereof;

          (b) such successor corporation shall expressly assume the due and punctual payment of all obligations of the Subsidiary Guarantor under this Guaranty Agreement according to its tenor, and the due and punctual performance and observance of all the covenants, agreements and conditions of this Guaranty Agreement to be performed or observed by the Subsidiary Guarantor to the same extent as if such successor corporation had been the Subsidiary Guarantor hereunder (and such assumption shall, upon the request of any Holder, be evidenced by the endorsing of an appropriate legend upon this Guaranty Agreement); and

          (c) immediately after such consolidation, merger, sale or other disposition, such successor corporation shall not be in default in the performance of any of the covenants, agreements or conditions contained in this Guaranty Agreement and no condition, act or event (with the giving of notice, passage of time, or otherwise) would result in such default.

     Section 3. Amendments; Waivers.

     3.1 This Guaranty Agreement shall be subject to amendment without notice to any of the Holders but with the written consent of the Subsidiary Guarantor and those Holders (hereinafter referred to as "Super-Required Holders") representing (x) the Required Holders (as defined under the 10% Notes) and (y) the Required Holders (as defined under the 8% Notes); provided, however, that without the consent of each Holder, an amendment may not:

     (a) modify the definition of Super-Required Holders; or

     (b) make any change in this Section 3.1.
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It shall not be necessary for the consent of any Holder under this
Section 3.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 3.1 becomes effective, the Subsidiary Guarantor shall mail to the Holders notice thereof. The failure to give such notice, or any defect therein, shall not impair or affect the validity of an amendment under this Section 3.1.

     3.2 The Super-Required Holders may further waive any default under this Guaranty Agreement, and the consequences of any such default, except: (i) a default consisting of the payment of the principal of or interest on any Note, without the consent of the Holder thereof, or (ii) a default arising from a provision that under Section 3.1 cannot be amended without the consent of each Holder. When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

     SECTION 4. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid as follows:

               (1)  if to the Subsidiary Guarantor:

                    488 Main Avenue
                    Norwalk, Connecticut 06851-1007

                    Attention: Chief Executive Officer

               (2) if to any Holder, at its registered address set
                   forth in the register of the Maker required under Section 9.1 of the Notes, and each of them.

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

     SECTION 5. Captions. Captions and section titles contained herein are inserted as a matter of convenience and for reference only and are not intended to define, limit, extend or describe the scope of this Guaranty Agreement or the intent of any provision hereof.

     SECTION 6. Severability. In the event that one or more of the provisions of this Guaranty Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guaranty Agreement, but this Guaranty Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
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     SECTION 7. Governing Law. This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

     SECTION 8. SUBMISSION TO JURISDICTION. THE SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATED TO THIS GUARANTY AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY DELIVERY TO THE SUBSIDIARY GUARANTOR AS SET FORTH IN
SECTION 4 HEREOF, NOTHING CONTAINED IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST THE MAKERS OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 9. JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE SUBSIDIARY GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY ACTION BROUGHT ON THIS GUARANTY AGREEMENT.

     SECTION 10. Additional Guarantors. This Agreement shall, upon compliance with the applicable provisions of the Notes, be deemed amended to include such additional Subsidiary or Subsidiaries (as defined in the Notes) of the Maker required to enter into or join in this Agreement, as Subsidiary Guarantor, in accordance with the Notes. Without limiting any other provision herein, the obligations of each guarantor of the Guaranteed Obligations hereunder shall be joint and several; and the granting of a release of liability to any one such guarantor shall be effective solely with respect to the guarantor so released and shall not in any manner affect the liability of any other such guarantor. Any term or provision of this Agreement to the contrary notwithstanding, the maximum amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary shall not exceed the maximum amount, if any, that can be hereby guaranteed without rendering this Agreement, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.


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          IN WITNESS WHEREOF, the Subsidiary Guarantor has executed
this Guaranty Agreement as of the date first-above written.

                              ELECTRONIC RETAILING SYSTEMS
                               INTERNATIONAL, INC., a
                               Connecticut corporation


                              By s/Jerry McAuliffe
                                --------------------------------
                                Vice President

Acknowledged by:

ELECTRONIC RETAILING SYSTEMS
  INTERNATIONAL, INC., a
  Delaware corporation



By s/Jerry McAuliffe
  ----------------------------
  Vice President